EXHIBIT 5.1



                           Metrika Systems Corporation
                          5788 Pacific Center Boulevard
                               San Diego, CA 92121




                                                      December 28, 1999

Metrika Systems Corporation
5788 Pacific Center Boulevard
San Diego, CA 92121

Re:   Registration Statement on Form S-8
      Relating to 150,000 Shares of the Common Stock,
      $.01 par value, of Metrika Systems Corporation

Dear Sirs:

      I am General Counsel to Metrika Systems Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 150,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares") subject to the Metrika Systems Corporation Employees Equity Incentive Plan.

      I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. The Company is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

      2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

      3. The Shares, when issued and sold in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,


                                          /s/ Seth H. Hoogasian
                                          Seth H. Hoogasian
                                          General Counsel

                                                                   Exhibit 23.1






            Consent of Independent Public Accountants
            -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1999, included or incorporated by reference in Metrika Systems Corporation's Annual Report on Form 10-K for the year ended January 2, 1999, and to all references to our Firm included in this Registration Statement.


                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 21, 1999